UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2015

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 1, 2015, we entered into a Director Agreement with William Jamieson.

The Agreement provides Mr. Jamieson will be compensated as follows:

    A. Expenses. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company.

    B. Stock Options. The Company shall award to the Director 166,560 shares of Common Stock pursuant to the Company's 2015 Stock Incentive. The table below sets forth the award date, amount and vesting date.

Date of Award	Number of Shares	Date of Vesting
March 1, 2015	20,820	May 31, 2015
June 1, 2015	20,820	August 31, 2015
September 1, 2015	20,820	November 30, 2015
December 1, 2015	20,820	February 29, 2016
March 1, 2016	20,820	May 31, 2016
June 1, 2016	20,820	August 31, 2016
September 1, 2016	20,820	November 30, 2016
December 1, 2016	20,820	February 28, 2017
Total	166,560

If the Director is a Director both at the Date of Award and Date of Vesting, the shares for each award in the Table above shall be fully vested, a certificate representing the shares shall be issued and shall be non-forfeitable. If the Director is not a Director at the Date of Award, the shares for each award in the Table above at that date and therafter shall not be awarded.  If the Director is a Director at the Date of Award and not at the Date of Vesting, the shares for each such award in the Table above shall be forfeited, no shares shall be issued thereafter and a certificate representing the shares shall not be issued.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2015, Mr. William Jamieson was elected as a Director of the Corporation.

Since January 2010, he has been owner of 420 Patients LLC, a Consulting Company.  He has the following degrees:

•	Bachelor's Degree: BA- Psych from Arizona State University 1994
•	Master's Degree: MA- Clinical Psych from Arizona School of Professional Psychology 2000

As a member of the board, Mr. Jamieson contributes significant industry-specific experience and expertise.  He obtained his Masters degree in Clinical Psychology in 2000 and has focused much of his career on pain management and cannabis therapy.  Having a lifetime of cultivation experience and over 20 years' experience in the medical marijuana industry he brings a wealth of executive leadership and management experience.  Mr. Jamieson will contributes this and a deep understanding of all aspects of the this business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Exhibits

10.1  Director Agreement with William Jamieson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: March 2, 2015	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director